UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 17, 2006, CNET Networks, Inc. (the “Company”) announced that David C. Bernstein joined the Company as Senior Vice President, Finance and was appointed to serve the function of Chief Accounting Officer of the Company effective October 16, 2006. Mr. Bernstein was appointed by the Company’s board of directors as Chief Accounting Officer on September 19, 2006. Mr. Bernstein, 44, served as Vice President, Finance of Macromedia Inc. from November 2001, a position he held through May 2006 following the December 2005 acquisition of Macromedia by Adobe Systems Incorporated. From March 2000 to November 2001, Mr. Bernstein served as Vice President, Finance at Blue Martini Software, Inc. Mr. Bernstein holds a bachelor’s degree from Santa Clara University and is a Certified Public Accountant.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release, dated as of October 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2006

CNET Networks, Inc.

By:	/s/ George Mazzotta
Name:	George Mazzotta
Title:	Chief Financial Officer

EXHIBIT INDEX

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release, dated as of October 17, 2006